Exhibit 5.1

September 15, 2021

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Re:         Vaxart, Inc. — Controlled Equity OfferingSM Sales Agreement

Ladies and Gentlemen:

This opinion letter is furnished to you at the request of Vaxart, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of the number of authorized but unissued shares having aggregate sale proceeds of up to $100,000,000 (the “Shares”) of the Company’s common stock, par value $0.0001, registered and to be issued pursuant to the Registration Statement on Form S-3ASR (File No. 333-239751), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 8, 2020 (the “Registration Statement”), and the prospectus dated July 8, 2020 included in the Registration Statement (the “Base Prospectus”), as supplemented by a prospectus supplement, dated as of September 16, 2021 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Shares are to be sold by the Company in accordance with the Controlled Equity OfferingSM Sales Agreement (the “Agreement”), dated September 15, 2021, by and among the Company and Cantor Fitzgerald & Co. and B. Riley Securities, Inc. (each, an “Agent”, and together, the “Agents”), as described in the Prospectus.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement. We have acted as counsel for the Company in connection with the offering of the Shares. In connection with the rendering of the opinions set forth below, we have examined, are familiar with and, to the extent we have deemed appropriate, have relied upon the Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”), and the By-laws of the Company, as amended through the date hereof (the “Bylaws”); such records of the meetings of the board of directors (including committees thereof) of the Company as we have deemed necessary; the Agreement; the Registration Statement; the Prospectus; a Certificate of Good Standing of the Company issued by the Secretary of State of the State of Delaware on September 10, 2021 (the “Delaware Good Standing Certificate”); a Certificate of Status of the Company issued by the Secretary of State of the State of California on September 10, 2021 (the “California Good Standing Certificate”); and such other agreements, certificates, instruments, records and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination of the documents referred to above, we have assumed, without independently verifying such assumptions, (i) the authenticity and genuineness of all signatures on all documents and instruments examined by us (other than with respect to the due execution and delivery of the Agreement by the Company), (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as copies, including documents transmitted by facsimile, in Adobe Portable Document format or electronically, and the authenticity of the originals of such documents, and (iv) as to matters of fact, the truthfulness of the representations made in the Agreement and in certificates of public officials and officers of the Company. We have further assumed, without independent inquiry or investigation, that the Agreement has been duly authorized and validly executed and delivered on behalf of the Agents, and that the Agreement constitutes the legal, valid and binding obligation of the Agents.  We have further assumed that the Agents have complied in all material respects with all federal, state and non-U.S. securities laws applicable to its activities in connection with the transactions contemplated by the Agreement and the rules and regulations of the Financial Industry Regulatory Authority (the “FINRA”) applicable to such activities.

Cantor Fitzgerald & Co. and B. Riley Securities, Inc., each as sales agents

September 15, 2021

We have assumed, without independent investigation, that there has been no relevant change or development between the dates as of which the information cited herein was given and the date of this opinion letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

Our opinions regarding the enforceability of the Agreement are limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium and other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors’ rights generally; and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Any opinion as to the enforceability of any agreement is subject to the determination by any court that enforcement may be contrary to or inconsistent with public policy. Any opinion as to the enforceability of any agreement is subject to fraud or other acts committed by the party seeking enforcement that may prevent the enforcement of such agreement.

Any reference in any numbered opinion contained herein to “believe,” “our knowledge,” “matters known to us,” or words of similar import shall, except as otherwise specifically described herein, mean the actual awareness of the existence or absence of any relevant facts or information by any lawyer in this firm who has worked directly on current matters with respect to which the Company has requested us to represent them (and not including any constructive or imputed notice of any information). Other than as set forth herein, we have not undertaken for purposes of this opinion letter any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company. Moreover, we have not searched any computerized or electronic databases or the dockets of any court, regulatory body or governmental agency or other filing office in any jurisdiction.

We are authorized to practice law in the State of New York and do not purport to express any opinion herein concerning any laws other than the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the laws of the State of New York and the federal laws of the United States as in effect on the date hereof. Except as otherwise noted, the opinions expressed herein are rendered as of the date hereof. We express no opinion as to any matter other than as expressly set forth herein, and no other opinion is intended to be implied nor may be inferred herefrom. We express no opinion as to, and assume no obligation to advise you of, any subsequent changes in the such laws or any subsequent changes in the facts on which this opinion letter is based.

We have made no investigation of Delaware law (other than with respect to the DGCL as set forth below) nor consulted with counsel admitted to practice law in the State of Delaware. We have based our opinions with respect to the Delaware law on our examination of appropriate certificates from officers or officials of the State of Delaware, and of applicable statutory provisions of the DGCL, as set forth in standard, unofficial compilations, and have made no investigation of regulations, rules or cases interpreting or applying those statutory provisions. We express no opinion with respect to any questions of choice of law, choice of venue, choice of jurisdiction, conflict of laws or the enforceability of any indemnification or contribution provisions or liquidated damages provisions to the extent such provisions are deemed to constitute a penalty. We call your attention to the fact that we are neither regulatory nor intellectual property counsel to the Company.

Cantor Fitzgerald & Co. and B. Riley Securities, Inc., each as sales agents

September 15, 2021

As to matters of fact, we have relied, with your permission, solely upon the representations and warranties contained in and made by the Company pursuant to the Agreement (and all attachments thereto), upon statements contained in the Registration Statement, the Prospectus and certificates and statements of government officials and of officers, and other representatives, of the Company.

Our opinion in paragraph 1 below is based solely upon our review of the Delaware Good Standing Certificate, and our opinion in paragraph 2 below is based solely upon our review of the California Good Standing Certificate. Our opinions with respect to such matters are rendered as of the dates of such certificates and are limited accordingly.

We express no opinion regarding state securities or “blue sky” laws or securities laws of any foreign jurisdiction. We also express no opinion with respect to the existence, due incorporation, valid existence, good standing or operations of any subsidiary of the Company. Furthermore, we express no opinion as to the financial statements, financial statement schedules, interactive data, or other financial data derived therefrom and included in the Registration Statement. In rendering this opinion letter, we have assumed that no party will exercise, waive or modify any right or remedy except in a commercially reasonable manner and in good faith.

With respect to our opinions in paragraph 14, to the extent that any such opinion relates to judgments, decrees or orders, we have relied upon a representation made to us in the certificate of the officers of the Company, dated August 9, 2021, to the effect that, except as may otherwise be set forth in the Agreement and the exhibits thereto, there are no judgments or decrees binding upon the Company and have not performed any docket searches or any search of our files. In addition, to the extent that such opinion relates to laws, rules and regulations, it is understood that we have not conducted any special investigation of laws, rules or regulations and our opinion with respect thereto is limited to the DGCL and such United States and New York laws, rules and regulations as in our experience are normally applicable to transactions of the type contemplated by the Agreement.

Based upon the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.    The Company is a corporation validly existing and in good standing under the law of the State of Delaware, with the corporate power and authority under such law to conduct its business as described in the Registration Statement and the Prospectus, and to execute, deliver, and perform its obligations under the Agreement.

2.    The Company is qualified to do business as a foreign corporation and is in good standing in the State of California.

3.    To our knowledge, no stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising pursuant to the Certificate of Incorporation or Bylaws of the Company or the DGCL or pursuant to any contract or agreement filed or incorporated by reference as exhibits to the Registration Statement (the “Contracts”).

Cantor Fitzgerald & Co. and B. Riley Securities, Inc., each as sales agents

September 15, 2021

4.    The Company has all requisite power and authority (i) to execute, deliver and perform the Agreement, (ii) to issue, sell and deliver the Shares pursuant to the Agreement and (iii) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Agreement.

5.    The Agreement has been duly authorized by all necessary corporate action on the part of the Company, and has been duly executed and delivered by the Company under New York law.

6.    The Shares have been duly authorized for issuance by the Company, and when issued and delivered by the Company pursuant to the Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

7.    The Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with its terms.

8.    The Registration Statement has become effective under the Securities Act and, based solely upon electronic confirmation on the Commission’s website on August 9, 2021, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to our knowledge, threatened by the Commission. To our knowledge, in the past twelve calendar months the Company has filed all reports required to be filed by it under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

9.    The statements in the Registration Statement and the Prospectus under the headings “Description of Capital Stock” and “Plan of Distribution,” in each case, insofar as such statements purport to describe certain provisions of agreements and matters of law or legal conclusions, fairly summarize the matters described therein in all material respects.

10.    To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened in writing that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

11.    To our knowledge, there are no contracts or other documents required to be described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as exhibits to the Registration Statement other than those described or referred to therein or so filed or incorporated by reference as exhibits to the Registration Statement.

12.    The execution and delivery of the Agreement, the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification and contribution sections of the Agreement, as to which no opinion is rendered) (i) as of the date hereof, do not, and with or without the giving of notice or lapse of time or both will not, (A) violate the provisions of the Certificate of Incorporation or Bylaws of the Company, (B) violate the DGCL or any New York or federal statute or rule or regulation thereunder, or (C) violate any judgement, decree, order, or award of any court binding upon the Company and known to us, and (ii) as of the date hereof, do not result in a breach of, or constitute a default under, any contract or agreement filed or incorporated by reference as an exhibit to the Registration Statement.

13.    No consent, approval, authorization or other action by, and no notice to or registration or filing with, any United States federal, New York governmental or regulatory authority or agency that, in our experience is normally applicable to transactions of the type contemplated by the Agreement, is required for the consummation of the transactions contemplated by the Agreement, other than such as have been previously obtained, except for (i) the registration of the offer and sale of the Shares under the Securities Act, which has been effected, and (ii) such consents, approvals, authorizations, orders and registrations or filings as may be required under applicable state or foreign securities laws and from FINRA in connection with the purchase and/or distribution of the Shares by the Agents or applicable state or foreign securities or blue sky laws, as to which we express no opinion.

Cantor Fitzgerald & Co. and B. Riley Securities, Inc., each as sales agents

September 15, 2021

14.    The Company is not required and, after giving effect to the application of the proceeds received by the Company from the offering and sale of the Shares as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds,” will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

15.    To our knowledge, there are no persons with registration or other similar rights to have any of their debt or equity securities registered for sale under the Registration Statement or included in the offering contemplated by the Agreement pursuant to any Contract, except as disclosed in the Registration Statement and the Prospectus, or as may be filed as an exhibit to the Company’s filings under the Exchange Act.

In addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement and the Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, we also participated in conferences with certain officers of the Company, its independent certified public accountants and you and your counsel, at which the contents of the Registration Statement and the Prospectus, the documents incorporated by reference in the Prospectus and related matters were discussed. We have also reviewed and relied upon certain corporate records and documents of the Company and oral and written statements and, without any independent review or verification, certificates of officers and other representatives of the Company and others as to the existence and consequences of certain factual and other matters.

The purpose of our professional engagement was not to establish or confirm factual matters or financial information or accounting, and quantitative data included therein or derived therefrom. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements or information contained or incorporated by reference in the Registration Statement or the Prospectus and have not made, or undertaken any obligation to make, an independent check or verification thereof (except as expressly stated herein). Moreover, many of the determinations required to be made in the preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature.

Based solely on our participation, review and reliance described in the two preceding paragraphs, (i) we believe that each of the Registration Statement (as of its effective date and as of the date hereof) and the Prospectus (as of the date hereof) (in each case, other than the financial statements and schedules and other financial, accounting, and quantitative data included therein or omitted or derived therefrom, as to which we express no belief), appeared or appear on its face to be appropriately responsive to, and complied as to form, in all material respects, with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (ii) we confirm that no facts have come to our attention that caused us to believe (a) that the Registration Statement or any amendment thereto filed by the Company prior to the date hereof (other than the financial statements and schedules and other financial, accounting, statistical and quantitative data included therein or derived therefrom, as to which we express no belief), when the Registration Statement or such amendment became effective and on the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (b) that, as of the date hereof, the Prospectus (other than the financial statements and schedules and other financial, accounting, and quantitative data included therein or omitted or derived therefrom, as to which we express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We do not express any belief with respect to the assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement or the Prospectus.

Cantor Fitzgerald & Co. and B. Riley Securities, Inc., each as sales agents

September 15, 2021

This opinion letter is effective only as of the date first set forth above and furnished to you, by us, as counsel for the Company, solely for your benefit, and solely with respect to the offer and sale of Shares pursuant to the Agreement. This opinion letter may be relied upon only by you in connection with the transactions contemplated by the Agreement and may not be used or relied upon by you for any other purpose or by any other person whatsoever, without in each such instance our prior written consent. In furnishing this opinion letter to you, as limited above, we are not hereby assuming any professional responsibility to any other person whatsoever and we disavow any obligation to update this opinion letter or advise you of any changes in this opinion letter in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. Furthermore, no assurances can be given that future legislation, judicial or administrative changes, on either a prospective or retrospective basis, would not adversely affect the accuracy of the opinions stated herein. This opinion letter is provided to you as a legal opinion only and not as a guarantee or warranty of the matters discussed herein or discussed in the documents referred to herein, and may not be used, circulated, quoted or otherwise referred to by you for any other purpose, or by any other person for any purpose, without our express prior written consent.

Very truly yours,

Thompson Hine LLP